EXHIBIT 99.1

Colonial Commercial Corp. Reports Financial Results

HAWTHORNE, New Jersey (August 5, 2010) – Colonial Commercial Corp. (“Colonial”) (OTC Bulletin Board: “CCOM,” “CCOMP”), today announced financial results for the three months and six months ended June 30, 2010.

Three Months Ended June 30, 2010

Sales increased by 6.4%, or $1,301,123, to $21,500,985 for the three months ended June 30, 2010 from $20,199,862 for the same period in 2009. The increase in sales reflects the combined effect of the re-opening of our Hicksville, New York location, the expansion of our commercial HVAC products business, and warm weather that benefitted our air conditioning business. This increase was partially offset by the continued decline in residential new construction and weak economic conditions. The same factors brought about the increase in six-month sales and the increases in gross profit.

Gross profit increased by 6.1%, or $322,928, to $5,606,481 for the three months ended June 30, 2010 from $5,283,553 for the same period in 2009. Gross margins expressed as a percentage of sales were 26.1% in 2010 compared to 26.2% for the comparable period of 2009.

The Company’s business performance improved during the three months ended June 30, 2010. Net income was $308,629 for the three months ended June 30, 2010, compared to a net loss of $400,855 for the same period in 2009. The increase in net income is primarily the result of the $322,928 increase in gross profit, a $153,456 decrease in selling, general and administrative expense, and the elimination of $309,900 in non-recurring non-cash charges, offset by a $90,607 increase in interest expense.

Six Months Ended June 30, 2010

Sales increased by 4.4%, or $1,581,598, to $37,398,884 for the six months ended June 30, 2010, from $35,817,286 for the same period in 2009.

Gross profit increased by 2.6%, or $252,075, to $9,928,807 for the six months ended June 30, 2010, from $9,676,732 for the same period in 2009. Gross profit expressed as a percentage of sales decreased marginally to 26.5% in 2010, compared to 27.0% for the comparable period in 2009.

The Company’s net loss decreased by 56.6%, or $1,123,355 to a net loss of $862,144 for the six months ended June 30, 2010, compared to a net loss of $1,985,479 for the same period in 2009. The decrease in net loss is primarily the result of the $252,075 increase in gross profit, a $665,723 decrease in selling, general and administrative expense, and the elimination of $309,900 in non-recurring non-cash charges, offset by a $131,808 increase in interest expense.

William Pagano, Chief Executive Officer of the Company, said, “The warmer than usual weather conditions positively impacted our sales of heating, ventilating and air conditioning products. We also reduced our operating expenses and improved our profitability. However, the economic trends within our industry remain weak and we expect they will remain so into 2011 and possibly longer. We will continue to strive to increase market penetration, take advantage of competitive anomalies and reduce our operating costs. We anticipate that we will be in an excellent position to capitalize on significant opportunities as soon as there is a rebound in the economic trends in our industry.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. These contractor customers purchase and install equipment and systems for residential, commercial and industrial users.  Colonial also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers.  The Company is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet.

The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division, and water filtration systems, parts and accessories and other products through its e-commerce store, www.procontractorstore.com, operated by RAL.  The Company is headquartered in New Jersey, and, with its affiliates, operates out of 19 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.

(Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets:
Cash	$363,531	$746,629
Accounts receivable, net of allowance for doubtful accounts of $449,789 in 2010 and $619,740 in 2009	11,038,499	9,468,123
Inventory	11,174,672	11,588,971
Prepaid expenses and other current assets	1,052,835	895,505
Total current assets	23,629,537	22,699,228
Property and equipment	1,236,980	1,349,679
Goodwill	1,416,929	1,416,929
Other intangibles	833	2,500
Other assets – noncurrent	110,708	134,205
	$26,394,987	$25,602,541
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$6,747,516	$7,402,536
Accrued liabilities	1,450,852	1,559,880
Income taxes payable	-	4,374
Borrowings under credit facility - revolving credit	13,459,817	13,090,666
Convertible notes payable-related party	200,000	-
Notes payable - current portion; includes related party notes of $782,009 in 2010 and $32,009 in 2009	866,295	108,313
Total current liabilities	22,724,480	22,165,769
Convertible notes payable-related party	-	200,000
Notes payable, excluding current portion; includes related party notes of $96,028 in 2010 and $862,033 in 2009	2,262,442	966,563
Total liabilities	24,986,922	23,332,332
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding in 2010 and 2009, liquidation preference of $1,465,285 in 2010 and 2009	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 4,654,953 shares issued and outstanding in 2010 and 2009	232,747	232,747
Additional paid-in capital	10,634,782	10,634,782
Accumulated deficit	(9,474,117)	(8,611,973)
Total stockholders' equity	1,408,065	2,270,209
	$26,394,987	$25,602,541

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Sales	$21,500,985	$20,199,862	$37,398,884	$35,817,286
Cost of sales	15,894,504	14,916,309	27,470,077	26,140,554
Gross profit	5,606,481	5,283,553	9,928,807	9,676,732

Selling, general and administrative expenses, net	5,103,115	5,256,571	10,473,522	11,139,245
Impairment of other intangibles	-	309,900	-	309,900
Operating income (loss)	503,366	(282,918)	(544,715)	(1,772,413)

Other income	61,362	47,555	129,627	102,182
Interest expense, net; includes related party interest of $16,550and $13,615 for the three months ended June 30, 2010 and 2009, respectively, and $33,340 and $28,697 for the six months ended June 30, 2010 and 2009, respectively	(256,099)	(165,492)	(447,056)	(315,248)
Net income (loss)	$308,629	$(400,855)	$(862,144)	$(1,985,479)

Income (loss) per common share:
Basic	$0.07	$(0.09)	$(0.19)	$(0.43)
Diluted	$0.06	$(0.09)	$(0.19)	$(0.43)

Weighted average shares outstanding:
Basic	4,654,953	4,654,953	4,654,953	4,654,953
Diluted	4,948,010	4,654,953	4,654,953	4,654,953

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(862,144)	$(1,985,479)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	-	13,353
Provision for doubtful accounts	204,900	239,334
Depreciation	228,297	267,195
Net loss (gain) on sale of fixed assets	684	(4,372)
Amortization of intangibles	1,667	15,418
Impairment of other intangibles	-	309,900
Changes in operating assets and liabilities
Accounts receivable	(1,775,276)	(1,449,997)
Inventory	414,299	(1,258,159)
Prepaid expenses and other current assets	(157,330)	61,822
Other assets - noncurrent	23,497	(789)
Trade payables	1,344,980	2,034,525
Accrued liabilities	(109,028)	102,364
Income taxes payable	(4,374)	4,179
Net cash used in operating activities	(689,828)	(1,650,706)

Cash flows from investing activities:
Additions to property and equipment	(13,377)	(84,266)
Proceeds from disposal of property and equipment	8,000	20,215
Net cash used in investing activities	(5,377)	(64,051)

Cash flows from financing activities:
Repayments of notes payable; includes related party repayments of $0 in 2010 and $30,000 in 2009	(39,019)	(260,594)
Repayments of notes payable in connection with financing tender offer;includes related party repayments of $16,005 in 2010 and $0 in 2009	(18,025)	-
Borrowings under credit facility - revolving credit	369,151	2,260,167
Net cash provided by financing activities	312,107	1,999,573
(Decrease) increase in cash	(383,098)	284,816
Cash - beginning of period	746,629	417,387
Cash - end of period	$363,531	$702,203